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                                                                      EXHIBIT 23


                          Independent Auditors' Consent



The Board of Directors
Banknorth Group, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-46367, 333-49999,
333-70095, 333-72909, 333-36834, 333-61436, 333-72692, 333-97311, 333-102331 and
333-103312), on Form S-3 (No. 333-81980) and on Form S-4 (No. 333-61757) of
Banknorth Group, Inc. of our report, dated January 13, 2003, with respect to the consolidated balance sheets of Banknorth Group, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Banknorth Group, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 147, "Acquisitions of Certain Financial Institutions."

                                                /s/ KPMG LLP


Boston, Massachusetts
March 7, 2003